                                                                    EXHIBIT 23.3



February 4, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated May 21, 2001, August 23, 2001 and November 20, 2001 on our review of interim financial information of The Limited, Inc. (the "Company") as of and for the periods ended May 5, 2001, August 4, 2001, and November 3, 2001 and included in the Company's quarterly reports on Form 10-Q for the quarters then ended is incorporated by reference in its Registration Statement dated February 5, 2002.

Very truly yours,

/s/ PricewaterhouseCoopers LLP